Exhibit 99.1

                                January 27, 2006

Dear FIZ Shareholder:

     On December 23, 2005, your Board of Directors declared a special cash dividend of $1.00 per share to shareholders of record on January 5, 2006. If you own shares through a broker, please confirm that payment has been made to your account.
     While not entirely coincidental with our 20-year anniversary, the Board declared this second special dividend at this time and, in the future, may consider additional cash distributions or possibly a more typical dividend program should the conditions of the Company justify them.
     Thank you again for your loyalty and flavor-filled allegiance to our products and your Company . . . National Beverage Corp.


                                  Best Regards,

                                  /s/ Nick A. Caporella
                                  ---------------------
                                  Nick A. Caporella
                                  Chairman and
                                  Chief Executive Officer